Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Schlumberger Limited of our report dated January 25, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Schlumberger Limited’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 23, 2017